UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2017 (October 16, 2017)

CAESARS ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-10410	62-1411755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Caesars Palace Drive, Las Vegas, Nevada 89109

(Address of Principal Executive Offices)(Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2017, CRC Escrow Issuer, LLC (the “Escrow Issuer”) and CRC Finco, Inc. (“Finance”), two wholly owned, indirect subsidiaries of Caesars Entertainment Corporation (“CEC”), completed the offering of $1,700,000,000 aggregate principal amount of 5.250% senior notes due 2025 (the “Notes”), the net proceeds of which will be used, together with borrowings under the new senior secured credit facilities and available cash, to repay all existing debt of Caesars Entertainment Resort Properties, LLC (“CERP”) and Caesars Growth Properties Holdings, LLC (“CGPH”). The “Issuers,” as used herein, refers to Finance and the Escrow Issuer until the satisfaction of the escrow conditions (as discussed below), and refers to Finance and CRC (as defined below) thereafter. The Notes were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, outside the United States, only to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

1. Escrow Agreement

Pursuant to an escrow agreement dated as of October 16, 2017, among Deutsche Bank Trust Company Americas, as escrow agent, Deutsche Bank Trust Company Americas, as trustee under the Indenture (as defined below), and the Issuers (the “Escrow Agreement”), the Issuers deposited the gross proceeds of the Notes into a segregated escrow account until the date that certain escrow conditions are satisfied. The escrow conditions include, among other things, (i) the emergence from bankruptcy by Caesars Entertainment Operating Company, Inc., (ii) the merger of Caesars Acquisition Company with and into CEC, (iii) the receipt of regulatory approvals for the transactions contemplated in connection with the offering, including those for the merger of CGPH and CERP, and (iv) the merger of CGPH and CERP to form Caesars Resort Collection, LLC (“CRC”), which will be a wholly owned subsidiary of CEC and a co-issuer of the Notes. The first two of these escrow conditions were satisfied on October 6, 2017, when Caesars Entertainment Operating Company, Inc. emerged from bankruptcy and Caesars Acquisition Company merged with and into CEC.

The funds held in the escrow account will be released to the Issuers upon delivery by the Issuers to the escrow agent and the trustee of an officer’s certificate certifying that the escrow conditions have been met.

The Issuers granted the trustee, for the benefit of the holders of the Notes, a first priority security interest in the escrow account and all deposits therein to secure the note obligations pending disbursement.

The foregoing description of the Escrow Agreement is qualified in its entirety by reference to the full text of the Escrow Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2. Indenture and Senior Notes due 2025

The Notes, which mature on October 15, 2025, were issued pursuant to an indenture, dated as of October 16, 2017, among the Issuers and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”).

The Issuers will pay interest on the notes at 5.250% per annum, semi-annually in cash in arrears on April 15 and October 15 each year, commencing April 15, 2018.

The Indenture provides that if the escrow conditions are not satisfied on or prior to April 16, 2018 or such earlier date as the Issuers determine in their sole discretion that any of the escrow conditions cannot be satisfied, the Notes will be subject to a special mandatory redemption at a redemption price equal to the issue price of the Notes, plus accrued and unpaid interest to, but not including, the date of redemption. Concurrently with the execution of the Indenture, CEC entered into a commitment letter, substantially in the form provided for in the Indenture, whereby CEC will fund accrued and unpaid interest owing to the holders of the Notes (i) in the event of a special mandatory redemption and (ii) on any interest payment date occurring prior to the earlier of the date on which the escrow conditions are satisfied and the special mandatory redemption date.

Upon satisfaction of the escrow conditions, the Notes will be guaranteed on a senior unsecured basis by each wholly owned, domestic subsidiary of CRC that is a subsidiary guarantor with respect to the new senior secured credit facilities to be entered into by CRC. Upon release from escrow, the Notes will be senior unsecured obligations of the Issuers and the subsidiary guarantors.

The Issuers may redeem the Notes at their option, in whole or in part, at any time prior to October 15, 2020, at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole” premium. The Issuers may redeem the Notes, in whole or in part, on or after October 15, 2020, at the redemption prices set forth in the Indenture and the Notes. In addition, at any time and from time to time on or before October 15, 2020, the Issuers may choose to redeem in the aggregate up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes) at the redemption price of 105.250% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more equity offerings by CRC or any direct or indirect parent of CRC, to the extent the net cash proceeds thereof are contributed to the common equity capital of CRC or used to purchase capital stock of CRC.

The Indenture contains customary covenants that, among other things, limit the ability of the Issuers (and most of their subsidiaries) to (i) incur indebtedness or issue certain preferred shares, (ii) pay dividends on or make distributions in respect of their capital stock or make other restricted payments, (iii) make certain investments, (iv) sell certain assets, (v) create liens on certain assets to secure debt, (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets, (vii) enter into certain transactions with their affiliates, and (viii) designate their subsidiaries as unrestricted subsidiaries. The covenants are subject to a number of important limitations and exceptions. Certain covenants will cease to apply to the Notes for so long as the Notes have investment grade ratings from any two of Moody’s Investors Service, Inc., Standard & Poor’s and Fitch Ratings, Inc. The Indenture also contains customary events of default, including failure to make required payments of principal and interest, and certain events of bankruptcy, insolvency and default in the performance or breach of any covenant or warranty contained in the Indenture or the Notes.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Indenture, dated October 16, 2017, by and among CRC Escrow Issuer, LLC, CRC Finco, Inc. and Deutsche Bank Trust Company Americas, as trustee

10.1	Escrow Agreement, dated October 16, 2017, by and among CRC Escrow Issuer, LLC, CRC Finco, Inc., Deutsche Bank Trust Company Americas, as escrow agent and Deutsche Bank Trust Company Americas, as trustee

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated October 16, 2017, by and among CRC Escrow Issuer, LLC, CRC Finco, Inc. and Deutsche Bank Trust Company Americas, as trustee

10.1	Escrow Agreement, dated October 16, 2017, by and among CRC Escrow Issuer, LLC, CRC Finco, Inc., Deutsche Bank Trust Company Americas, as escrow agent and Deutsche Bank Trust Company Americas, as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Dated: October 16, 2017	By:	/s/ SCOTT E. WIEGAND
	Name:	Scott E. Wiegand
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary